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                             PC SERVICE SOURCE, INC.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY


          NAMES OF SUBSIDIARIES                    STATE OF INCORPORATION
          ---------------------                    ----------------------
Cyclix Engineering Corporation d/b/a PC
  Service Source Repair Services                           Texas

Hi-Tek Services, Inc.                                    California

iService.com, Inc.                                        Delaware